EXHIBIT 21

                 SUBSIDIARIES OF THE REGISTRANT


                                                State or Other
                                                  Jurisdiction
                                              of Incorporation or
Name of Subsidiary                               Organization
- ----------------------------------------     ---------------------
Canyon Homesteads, Inc.                              Utah
Colorado Mineral Belt Joint Venture                  Colorado
Crested Corp.                                        Colorado
Energx, Ltd.                                         Wyoming
First-N-Last LLC                                     Utah
Four Nines Gold Inc.                                 Colorado
Green Mountain Mining Venture                        Wyoming
Jeffrey City Homeowners Association, Inc.            Wyoming
Plateau Resources Limited                            Utah
Ruby Mining Company                                  Colorado
Sheep Mountain Partners                              Colorado
Sutter Gold Mining Company                           Wyoming
Ticaboo Development Inc.                             Utah
U.S. Energy 1977 Minerals Program, Ltd.              Colorado
U.S. Energy 1978 Minerals Program, Ltd.              Colorado
USECC Gold Limited Liability Company                 Wyoming
USECC Joint Venture                                  Wyoming
Western Executive Air, Inc.                          Wyoming
ZX, Ltd.                                             Colorado